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                                                                  EXECUTION COPY



                   AMENDED AND RESTATED REVOLVING CREDIT NOTE


$15,000,000                                                   New York, New York
                                                              August 22, 2001


            FOR VALUE RECEIVED, the undersigned ARMOR HOLDINGS, INC., a Delaware corporation (the "Borrower"), hereby unconditionally promises to pay on the Revolving Credit Termination Date to the order of ING (U.S.) CAPITAL LLC (the "Lender"), at the office of Bank of America, N.A., located at 101 North Tryon Street, Charlotte, North Carolina 28255, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a) FIFTEEN MILLION DOLLARS ($15,000,000) and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the undersigned pursuant to Section 3.1 of the Credit Agreement referred to below.

            The undersigned further agree to pay interest in like money at such office on the unpaid principal amount hereof from time to time from the date hereof at the rates per annum and on the dates as provided in Section 6.1 of the Credit Agreement referred to below, until paid in full (both before and after judgment).

            The holder of this Amended and Restated Revolving Credit Note is authorized to, and so long as it holds this Amended and Restated Revolving Credit Note shall, record the date, Type and amount of each Revolving Credit Loan made by the Lender pursuant to Section 3.1 of the Credit Agreement, each Continuation thereof and each Conversion of all or a portion thereof to another Type pursuant to Section 6.2 of the Credit Agreement, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period and the Eurodollar Rate with respect thereto, on the schedules annexed hereto and constituting a part hereof, or on a continuation thereof which shall be annexed hereto and constitute a part hereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded, provided that failure of the Lender to make any such recordation (or any error in such recordation) shall not affect the obligations of the Borrower under this Amended and Restated Revolving Credit Note or under the Credit Agreement.

            This Amended and Restated Revolving Credit Note is one of the Revolving Credit Notes referred to in the Amended and Restated Credit Agreement, dated as of August 22, 2001 (as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time parties thereto (the "Lenders"), and Bank of America, N.A., as Administrative Agent for the Lenders thereunder, is entitled to the benefits thereof, and is secured as provided therein and is subject to optional and mandatory prepayment in whole or in part as provided therein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein or unless the context otherwise requires.
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            To the extent this Amended and Restated Revolving Credit Note amends and restates an existing Five Year Revolving Credit Note dated February 12, 1999 (as amended prior to the date hereof, the "Existing Revolving Credit Note") issued to the Lender (or its predecessor in interest) pursuant to the Existing Credit Agreement, it is given as a continuation, rearrangement and extension, and not a novation, release or satisfaction, of such Existing Revolving Credit Note. The issuance and delivery of this Amended and Restated Revolving Credit
Note is in substitution for such Existing Revolving Credit Note.

            Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Amended and Restated Revolving Credit Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

            The Borrower expressly waives diligence, presentment, protest, demand and other notices of any kind.

            This Amended and Restated Revolving Credit Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.


                                ARMOR HOLDINGS, INC.


                                By:
                                    --------------------------------------
                                    Name:    Robert R. Schiller
                                    Title:   Executive Vice President and
                                             Chief Financial Officer


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